                                                                   EXHIBIT 10.84

                             DIVESTITURE AGREEMENT
                             ---------------------


                                 BY AND AMONG

                      ROBERTS PHARMACEUTICAL CORPORATION,

                PRONETICS HEALTH CARE GROUP, INC. (NEW JERSEY)

                 PRONETICS HEALTH CARE GROUP, INC. (NEW YORK)

                                  PHCG, INC.

                                      AND

                                  MJGC CORP.

                             DIVESTITURE AGREEMENT
                             ---------------------

     THIS DIVESTITURE AGREEMENT (the "Agreement"), dated as of December 1, 1996,
                                      ---------
by and among ROBERTS PHARMACEUTICAL CORPORATION, a corporation organized under the laws of the State of New Jersey ("Roberts"), PRONETICS HEALTH CARE GROUP,
                                      -------
INC., a corporation organized under the laws of the State of New Jersey ("PHCG
                                                                          ----
New Jersey"), PRONETICS HEALTH CARE GROUP, INC., a corporation organized under
----------
the laws of the State of New York ("PHCG New York"  and, together with PHCG New
                                    -------------
Jersey, "PHCG"), PHCG, INC., a corporation organized under the laws of the State
         ----
of New York ("Purchaser") and MJGC CORP., a corporation organized under the laws
              ---------
of the State of New York ("Parent").
                           ------

                                  WITNESSETH:
                                  ----------

     WHEREAS, Roberts is the owner of 100 shares of stock of PHCG New Jersey, which shares of stock constitute all of the issued and outstanding stock of PHCG New Jersey (the "New Jersey Stock");
                 ----------------

     WHEREAS, Roberts is the owner of 200 shares of PHCG New York, which shares constitute all of the issued and outstanding shares of PHCG New York (the "New
                                                                           ---
York Stock" and, together with the New Jersey Stock, the "Stock");
----------                                                -----

     WHEREAS, PHCG New Jersey and PHCG New York own and operate the Business (as defined herein); and

     WHEREAS, Roberts desires to cause PHCG, and PHCG desires, to sell to Purchaser, and Purchaser desires to purchase from PHCG, upon the terms and subject to the conditions hereinafter set forth, the Assets (as hereinafter defined) and the Business.

     NOW, THEREFORE, in consideration of the foregoing and of the promises, representations, warranties, agreements and mutual covenants hereinafter contained and for other good and valuable consideration, Roberts, PHCG New Jersey, PHCG New York, Purchaser and Parent hereby agree as follows:

                                   ARTICLE I
                                   ---------
                      DEFINED TERMS; SALE AND PURCHASE OF
                      -----------------------------------
                                 CERTAIN ASSETS
                                 --------------


     SECTION 1.01.  DEFINED TERMS.
                    -------------

     The following terms shall have the definitions set forth in this Section
1.01. All other capitalized terms shall have the respective definitions set forth herein.

     "Affiliates" shall mean any Person that, directly or indirectly through one
      ----------
or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" of a Person means the possession, direct or indirect, of the power to (i) vote 50% or more of the voting securities of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms and phrases "controlling", "controlled by" and "under common control with" have correlative meanings.

     "Article" shall mean an Article of this Agreement.
      -------

     "Assets" shall mean the Automobiles, the Intellectual Property Rights, the
      ------
Tangible Personal Property (expressly excluding cash), the Inventory, the Contracts, the Personal Property Leases, the Real Property Leases, the Records, the Premises and goodwill, in each case owned by PHCG New Jersey or PHCG New York.

     "Automobiles" shall mean all of the automobiles and other vehicles owned by
      -----------
PHCG.

     "Business" shall mean, together, the pharmacy, durable medical equipment
      --------
and licensed home care services businesses of PHCG New Jersey and PHCG New York, including all of their respective Assets.

     "Contracts" shall mean all rights of Roberts or PHCG under the contracts
      ---------
and licenses in connection with the Business, as set forth on Schedule A.
                                                              ----------

     "Encumbrances" shall mean any claim, lien, pledge, option, charge,
      ------------
easement, security interest, right-of-way, restriction, encumbrance or other right of a third party.

     "Exhibit" shall mean an exhibit which is attached to and made a part of
      -------
this Agreement.

     "First Closing Date" shall mean the date as shall be agreed upon by the
      ------------------
parties hereto as soon as possible after the approval by the New York State Department of Health of the Management Agreement, dated July 30, 1996, between PHCG New York and Caregivers, Inc., and after all conditions to the First Closing have been waived, satisfied or performed, as the case may be.

     "Governmental Authority" shall mean any (i) nation, state, county, city,
      ----------------------
town, village, district, or other jurisdiction, (ii) Federal, state, local, municipal, foreign or other government or authority, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity, and any court or other tribunal), or
(iv) body exercising or entitled to exercise any public administrative, executive, judicial, legislative, police, licensing, regulatory or taxing authority of any nature.

     "Intellectual Property Rights" shall mean all patents, trademarks, service
      ----------------------------
marks, trade names and copyrights relating to the Business, as set forth in

Schedule B.
----------

     "Inventory" shall mean all of the inventory, including without limitation,
      ---------
all durable medical equipment, drug, infusion, pharmacy and nursing supplies, office and administrative supplies, owned by PHCG from time to time, schedules of which as of December 31, 1995 and June 30, 1996, are set forth in Schedules C
                                                                     -----------
and C-1, respectively,
    ---

     "Material Shortfall" shall mean a decrease in the aggregate value of the
      ------------------
Inventory (computed on the bases of the lower of cost or market and first-in, first-out) and Tangible Personal Property of more than 10% from the aggregate value of the Inventory (computed on the same bases) and Tangible Personal Property as of December 31, 1995, as reported on Schedules C and F,
                                                 -----------     -
respectively.

     "New Jersey Assets" shall mean all of the Assets of PHCG New Jersey.
      -----------------

     "New York Assets" shall mean all of the Assets of PHCG New York, excluding
      ---------------
its home care services agency license, and the Records relating to such agency.

     "Permits" shall mean all licenses, permits, orders, consents, approvals,
      -------
registrations, authorizations, variances, waivers, qualifications, declarations and filings with and under all federal, state or local laws and Governmental Authorities and all industry or other non-governmental self-regulatory organizations, in each case relating to the operation of the Business.

     "Person" shall mean an individual, a partnership, a limited liability
      ------
company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other legal entity.

     "Personal Property Leases" shall mean all rights of PHCG as lessee under
      ------------------------
all leases of personal property, including all security deposits, as set forth on Schedule D.
   ----------

     "Pre-Closing Liabilities" shall mean any and all liabilities or obligations
      -----------------------
of any nature whatsoever, whether realized, contingent or otherwise, attributable to activities of or actions or services rendered by PHCG prior to the First Closing Date.

     "Premises" shall mean that certain real property owned by PHCG New York
      --------
located at 510 Flatbush Avenue, Brooklyn, New York, as more particularly described in Exhibit A, together with (i) all fixtures, furniture and equipment
             ---------
therein and all improvements, buildings, fixtures, and appurtenances thereon or thereunto belonging, including, but not limited to, all electrical, heating, air conditioning, ventilation and plumbing facilities and systems, (ii) all unexpired assignable warranties and guaranties in respect of, and all the estate and rights of PHCG New York in and to, the foregoing, and (iii) all right, title and interest of PHCG New York, if any, in and to the land lying in the bed of any street adjoining the Premises and to any unpaid award for any taking by condemnation or any damage to the Premises by reason of a change of grade of any street or otherwise.

     "Real Property Leases" shall mean all rights of PHCG as lessee under all
      --------------------
leases of real property, including all security deposits, as set forth on Schedule E.
----------

     "Records" shall mean all of the records, books, files, invoices, flow
      -------
sheets, computer software (including all operating systems, source codes and systems applications software), and other technical and non-technical data and information which are owned by PHCG or which are unreasonably necessary for the operation of the Business.

     "Second Closing Date" shall mean the date as shall be agreed upon by the
      -------------------
parties hereto, after all conditions to the Second Closing have been waived, satisfied or performed, as the case may be.

     "Section" shall mean a Section of this Agreement.
      -------

     "Schedule" shall mean a schedule which is attached to and made a part of
      --------
this Agreement.

     "Tangible Personal Property" shall mean all of the tangible personal
      --------------------------
property (expressly excluding cash), including, without limitation, the Automobiles and equipment owned by PHCG, schedules of which as of December 31, 1995, and June 30, 1996, are set forth on Schedules F and F-1, respectively.
                                          -----------     ---

     "Transaction" shall mean any verbal or written agreement, arrangement,
      -----------
understanding, commitment or obligation in connection with any merger, consolidation, or recapitalization of PHCG, or sale of all or substantially all of the assets of PHCG or any sale of some or all of the Stock.

     SECTION 1.02 FIRST CLOSING.
                  --------------

     Upon the terms and subject to the conditions contained herein, on and as of the First Closing Date (as defined herein):

     (a) Roberts shall cause PHCG New York to, and PHCG New York shall, sell, convey, set over, deliver, assign and transfer to Purchaser, and Purchaser shall purchase and acquire from PHCG New York, the New York Assets, including the Premises;

     (b) Roberts shall cause PHCG New Jersey to, and PHCG New Jersey shall, sell, convey, set over, deliver, assign and transfer to Purchaser, and Purchaser shall purchase and acquire from PHCG New Jersey, the New Jersey Assets, and;

     (c) Purchaser shall assume the obligations of PHCG under the Contracts, the Personal Property Leases and the Real Property Leases which arise after the First Closing.

     SECTION 1.03   SECOND CLOSING.
                    --------------

     Upon the terms and subject to the conditions contained herein, on and as of the Second Closing Date (as defined herein), Roberts shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and acquire, the home care services agency license of PHCG New York and the Records relating to the then current patients of such agency.

     SECTION 1.04.  PURCHASE PRICE; DELIVERY OF ESCROWED FUNDS.
                    ------------------------------------------

     As consideration for the purchase by Purchaser of the Assets and the Business, Purchaser shall pay to Roberts a purchase price of $1,000,000 (such amount, as may be adjusted pursuant to Section 1.04(b), the "Purchase Price").
                                                             --------------
The Purchase Price shall be paid as follows:

     (a) Purchaser shall pay $500,000 to Roberts by check at the First Closing, and counsel to Purchaser shall retain as escrow agent $300,000 previously deposited in escrow on behalf of Purchaser pending the negotiation of this Agreement (the "Escrowed Funds").
                --------------

     (b) Within five days after the First Closing, Purchaser shall cause an inventory to be conducted of the Inventory and the Tangible Personal Property. In the event that such inventory reveals no Material Shortfall, Purchaser shall pay $300,000 to Roberts from the Escrowed Funds by check not later than five business days after the inventory is completed. In the event that such inventory reveals a Material Shortfall, Purchaser shall report such Material Shortfall to Roberts, and Purchaser shall pay to Roberts by check from the Escrowed Funds within five business days after the inventory is completed an amount equal to $300,000 less the Material Shortfall. In the event Roberts disagrees with the Material Shortfall as determined by Purchaser, Roberts may so notify Purchaser within ten business days after receiving the payment described in the previous sentence and retain, at its expense, an independent accounting firm, which shall be approved by Purchaser, which approval shall not be unreasonably withheld, to value the Material Shortfall. In the event that the value of the Material Shortfall as determined by such accounting firm (such value of the Material Shortfall as determined by such accounting firm, the

"Adjusted Material Shortfall"), is less than the Material Shortfall, Purchaser
----------------------------
shall pay to Roberts the amount of the difference between the Material Shortfall and the Adjusted Material Shortfall by check from the Escrowed Funds within five business days of receiving notice of the determination made by the accounting firm. In the event that the Adjusted Material Shortfall is more than the Material Shortfall, Roberts shall pay to Purchaser the amount of the difference between the Material Shortfall and the Adjusted Material Shortfall by check within five business days of receiving notice of the Adjusted Material Shortfall by the accounting firm. The balance of the Escrowed Funds shall be paid to Purchaser or its designee if Roberts does not notify Purchaser of its disagreement with respect to Purchaser's calculation of the Material Shortfall within the ten business day period described above, or upon payment to Roberts of any amount due based on the determination of the Adjusted Material Shortfall by the accounting firm as described above.

     (c) Purchaser shall pay $200,000 to Roberts by check at the Second Closing.

     SECTION 1.05.  PURCHASE PRICE ALLOCATION.
                    -------------------------

     Roberts, PHCG and Purchaser agree that the amount of the Purchase Price shall be allocated among the Assets as determined by the accounting firm of Loeb & Troper as soon as reasonably possible following the First and Second Closings, as the case may be. Roberts, PHCG and Purchaser agree that each shall report the purchase and sale transactions described herein for all governmental reporting purposes, using the values assigned to categories of assets identified by Loeb & Troper, and shall not, upon audit or otherwise, take an audit position inconsistent with such allocation or this Section 1.05.

                                   ARTICLE II
                                   ----------
                               TRANSFER OF TITLE
                             TO PREMISES AND ASSETS
                             ----------------------

       SECTION 2.01.  TITLE TO THE PREMISES.
                      ---------------------

     (a) At the First Closing, Roberts shall cause PHCG New York to, and PHCG New York shall, convey title to the Premises to Purchaser by bargain and sale deed with covenants against grantor's acts in substantially the form of Exhibit
                                                                        -------
B (the "Deed"),.  Purchaser shall accept title to the Premises such as the title
-       ----
company selected by Purchaser shall be willing to approve and insure at regular premium rates, subject only to the matters described in the following clauses
(i) through (iii):

     (i) building restrictions and zoning regulations heretofore or hereafter adopted by any Governmental Authority;

     (ii) any encroachments by fences; any variances between fences, retaining walls and the like and the lines of record title; rights, if any, relating to the construction and maintenance, in connection with any public utility, of wires, poles, pipes, conduits and appurtenances thereto, on, under, or across the Premises; and consents prior to the date hereof by PHCG New York of the erection of any structure or structures on, under or above any street or streets on which the Premises may abut; and

     (iii) Such state of facts as an accurate survey of the Premises might show, provided such facts do not render the title unmarketable.

     (b) Purchaser agrees that in the event that there shall be any defects in or objections to title, or in the event that there shall be any notices of material violations of laws, ordinances, orders, regulations or requirements issued by any Governmental Authority having jurisdiction against or affecting the Premises, Purchaser will immediately notify Roberts of the existence of such facts or conditions or violations, and Roberts shall, or shall cause PHCG New York to, immediately correct such defects or objections or remove such violations.

     SECTION 2.02.  POSSESSION OF THE PREMISES.
                    --------------------------

     Roberts shall cause PHCG New York to, and PHCG New York shall, deliver possession of the Premises to the Purchaser at the First Closing in their present condition, except for normal wear and tear.

     SECTION 2.03.  UTILITIES, REAL ESTATE TAXES AND CHARGES RELATED TO THE
                    -------------------------------------------------------
                    PREMISES.
                    --------

     (a) Roberts shall cause final water, gas, electric and other utility meter readings for the Premises to be made as of the First Closing and shall cause, or shall cause PHCG New York to cause, such utilities to be transferred to Purchaser as of that date without interruption of service. Roberts or PHCG New York shall pay the final bills rendered on such final readings, and Purchaser shall be responsible for utility charges incurred from and after the First Closing.

     (b) The parties shall apportion, as of the close of business on the day prior to the First Closing, real estate taxes, unmetered water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which
assessed.   If the First Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the First Closing shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation or any errors or omissions in computing apportionments at the First Closing shall be promptly corrected. Any obligations of PHCG New York determined pursuant to such apportionment shall be paid by PHCG New York or Roberts. This Section 2.03(b) shall survive the First Closing.

     SECTION 2.04.  TRANSFER TAX RELATED TO THE PREMISES.
                    ------------------------------------

     (a) Roberts shall cause PHCG New York to, and Purchaser and PHCG New York shall, deliver on the date of First Closing a New York State real estate transfer tax return with respect to the transaction contemplated hereunder and/or any other form required by law in connection therewith which return or other form shall be duly executed and sworn to by Purchaser and PHCG New York.

     (b) Purchaser shall pay for the documentary stamps and real property transfer tax imposed in connection with the transaction contemplated hereunder and shall deliver the checks and the returns for the documentary stamps and real estate transfer tax at the First Closing hereunder. The provisions of this
Section 2.04 shall survive the delivery of title hereunder.

     SECTION 2.05.  NEW YORK CITY REAL PROPERTY TRANSFER TAX RELATED TO THE
                    --------------------------------------------------------
                    PREMISES.
                    --------

     (a) Roberts shall cause PHCG New York to, and Purchaser and PHCG New York shall, deliver on the date of the First Closing a New York City Real Property Transfer Tax Return with respect to the conveyance of the Premises and/or any other form required by law in connection therewith, which return or other forms will be duly executed and sworn to by Purchaser and PHCG New York.

     (b) Purchaser shall pay any New York City Real Property Transfer Tax imposed in connection with the conveyance of the Premises and shall deliver the checks and the returns with such tax at the First Closing. The provisions of this Section 2.05 shall survive the delivery of title hereunder.

     (c) The parties hereto agree and acknowledge that no part of the consideration paid by Purchaser hereunder relates to the Real Property Leases.

     SECTION 2.06.  BILLS OF SALE.
                    -------------

     Roberts shall cause PHCG New York and PHCG New Jersey to, and PHCG New York and PHCG New Jersey shall, convey to Purchaser at the First Closing all of PHCG's right and title to, and interest in, the Inventory, the Tangible Personal Property and the Records, exclusive of the Records of PHCG New York that are not included in the New York Assets, by a bill of sale (the "First Bill of Sale") in
                                                         ------------------
substantially the form of Exhibit C.  Roberts shall cause PHCG New York to and
                          ---------
PHCG New York shall, convey to Purchaser at the Second Closing all of PHCG New York's right and title to, and interest in the Records of PHCG New York relating to the then current patients of its home care services agency, by a bill of sale (the "Second Bill of Sale") in substantially the form of Exhibit D.
      -------------------

     SECTION 2.07.  CERTIFICATES OF TITLE.
                    ---------------------

     Roberts shall cause PHCG New York and PHCG New Jersey to, and PHCG New York and PHCG New Jersey shall, deliver to Purchaser at the First Closing properly endorsed certificates of title to the Automobiles owned by PHCG (the

"Certificates of Title") evidencing the ownership thereof by Purchaser as of the
----------------------
First Closing Date.

     SECTION 2.08.  ASSIGNMENTS.
                    -----------

     Roberts shall cause PHCG New York and PHCG New Jersey to, and PHCG New York and PHCG New Jersey shall, convey to Purchaser at the First Closing all of PHCG's right and title to, and interest in, the Permits, exclusive of the home care services agency license of PHCG New York, the Contracts, the Personal Property Leases, the Real Property Leases and the Intellectual Property Rights of PHCG pursuant to an assignment (the "PHCG Assignment") in substantially the
                                        ---------------
form of Exhibit E.  Roberts shall cause PHCG New York to, and PHCG New York
        ---------
shall, convey to Purchaser at the Second Closing all of PHCG New York's right and title to, and interest in, the home care services license of PHCG New York, at the request of the Purchaser, pursuant to an assignment in a form approved by counsel to Purchaser.

     SECTION 2.09.  ASSUMED LIABILITIES.
                    -------------------

     At the First Closing, Purchaser shall assume by an assumption instrument in substantially the form attached hereto as Exhibit F (the "Assumption
                                          ---------       ----------
Instrument"), the
obligations of Roberts and PHCG under the Contracts, the Personal Property Leases and the Real Property Leases which arise after the First Closing.

     SECTION 2.10.  CERTAIN ALLOCATIONS AS OF THE FIRST CLOSING.
                    -------------------------------------------

     All assets of PHCG other than the Premises and the other Assets, including all accounts receivable of PHCG as of the First Closing Date (the "Closing
                                                                   -------
Accounts Receivable"), shall remain the property of PHCG following the First
-------------------
Closing. All accounts receivable relating to the operation of the Business which arise on or after the First Closing Date shall be the property of the Purchaser. After the First Closing, Roberts shall have the right, and Purchaser shall permit Roberts to, at its own expense, designate and maintain not more than two employees, agents or representatives at the Premises during normal business hours for the purpose of collecting such Closing Accounts Receivable until the Second Closing Date. Purchaser agrees that if Roberts has not collected at least 75% of the Closing Accounts Receivable by the Second Closing Date, Purchaser shall consider with Roberts the extension of the right of Roberts to maintain personnel at the Premises after the Second Closing Date for collection purposes. This Section 2.10 shall survive the First Closing.

     SECTION 2.11.  NET OPERATING LOSSES.
                    --------------------

     Roberts may elect to retain net operating loss carryovers and capital loss carryovers of PHCG, existing or attributable to operations prior to the First Closing Date, to the extent permitted under Treasury Reg. (S)1.1502-20(g).

                                  ARTICLE III
                                  -----------
                                  THE CLOSINGS
                                  ------------

       SECTION 3.01.  TRANSFERS AND DELIVERIES AT THE FIRST CLOSING.
                      ---------------------------------------------

     The payment of the first installment of the Purchase Price as described in Sections 1.04(a) and (b), and all other transfers and deliveries described in
Section 1.02 shall, except as otherwise provided herein, take place at 10:00 A.M. on the First Closing Date, at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 (the "First Closing"). All
                                                 -------------
deliveries and payments required to be made hereunder at the First Closing shall be deemed to take place simultaneously and to be effective as of the time on the First Closing date that all of such deliveries and payments have taken place.

     SECTION 3.02.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER AND
                    --------------------------------------------------------
                    PARENT AT THE FIRST CLOSING.
                    --------------------------

     Each of the covenants, agreements and obligations of Purchaser and Parent to be performed at the First Closing pursuant to this Agreement shall be subject to the fulfillment of each of the following conditions, any of which conditions may be waived in writing by Purchaser:

     (a) Each of the representations and warranties of Roberts and PHCG set forth in Article V hereof shall be true and correct in all material respects both on the date hereof and on the First Closing Date as if made at that time, except insofar as changes shall have occurred after the date hereof which are contemplated by this Agreement;

     (b) PHCG and Roberts shall, and Roberts shall have caused PHCG to, have performed and complied with all agreements, covenants, undertakings and obligations which are required pursuant to this Agreement to be performed or complied with by Roberts and/or PHCG at or prior to the First Closing;

     (c) Since December 31, 1995, there shall have been no material adverse change, or a discovery of a condition or the occurrence of any event which might result in any material adverse change, in the Business, other than changes in the ordinary course of business which are permitted by this Agreement;

     (d) Purchaser shall have received from counsel for Roberts and PHCG their opinions, as of the First Closing Date, in substantially the forms attached hereto as Exhibit H ("Roberts' First Legal Opinion") and Exhibit I ("Roberts'
          ---------   ----------------------------       ---------   --------
First Outside Legal Opinion");
---------------------------

     (e) All Permits listed on Schedule G shall be in full force and effect on
                               ----------
and as of the First Closing Date, and Purchaser, Roberts and PHCG shall have obtained all Permits required, if any, in connection with the transactions contemplated by this Agreement;

     (f) As of the First Closing, there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by any court or other Governmental Authority directing that the transactions provided for herein not by consummated as herein provided, nor shall there be any litigation or proceeding pending or threatened in respect of the transactions contemplated hereby;

     (g) Roberts shall not have received any notice of condemnation proceedings affecting the Premises or a property subject to any Real Property Leases, and neither the Premises nor any property subject to a Real Property Lease shall have been subject to any material damage which has not been repaired; and

     (h) The delivery by Roberts and PHCG to Purchaser and Parent of a certification by an executive officer of Roberts and PHCG ("Roberts' First
                                                            --------------
Closing Certificate"), as of the First Closing Date, that the conditions to
-------------------
Purchaser's and Parent's obligations set forth in subparagraphs (a) through (c) and (e) through (g) of this Section 3.02 have been fulfilled or have been waived by Purchaser, as the case may be.

     SECTION 3.03.  CONDITIONS PRECEDENT TO ROBERTS' AND PHCG'S OBLIGATIONS AT
                    ----------------------------------------------------------
                    THE FIRST CLOSING.
                    -----------------

     Each of the covenants, agreements and obligations of Roberts and PHCG to be performed by them at the First Closing pursuant to this Agreement shall be subject to the fulfillment of each of the following conditions, any of which conditions may be waived in writing by Roberts:

     (a) The representations and warranties of Purchaser and Parent set forth in
Article VI shall be true and correct in all material respects, both on the date hereof and on the First Closing Date as if made at that time;

     (b) Purchaser and Parent shall have performed and complied with all agreements, covenants, undertakings and obligations which are required to be performed or complied with by them at or prior to the First Closing, as the case may be, except to the extent waived by Roberts in writing;

     (c) Purchaser shall have obtained all Permits required in connection with the First Closing;

     (d) Roberts hall have received from counsel for Purchaser and Parent, its opinion, as of the First Closing Date, in substantially the form set forth on Exhibit L ("Purchaser's First Legal Opinion"); and
---------   -------------------------------

     (e) The delivery by Purchaser and Parent to Roberts and PHCG of a certification by an executive officer of each of Purchaser and Parent ("Purchaser's and Parent's First Closing Certificates", respectively), as of the
-----------------------------------------------------
First Closing Date, that the conditions to Roberts' and PHCG's obligations set forth in paragraphs (a) through (c) above have been fulfilled or waived by Roberts, as the case may be.

     SECTION 3.04.  TRANSFERS AND DELIVERIES AT THE SECOND CLOSING.
                    ----------------------------------------------

     Payment of the balance of the Purchase Price as described in Section 1.04(c), and all other transfers and deliveries described in Section 1.03, shall, except as otherwise provided herein, take place at 10:00 A.M. on the Second Closing Date, at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 (the "Second Closing"). All deliveries and
                                      --------------
payments required to be made hereunder at the Second Closing shall be deemed to take place simultaneously and to be effective as of the time on the Second Closing Date that all of such deliveries and payments have taken place.

     SECTION 3.05.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER AND
                    --------------------------------------------------------
                    PARENT AT THE SECOND CLOSING.
                    ----------------------------

     Each of the covenants, agreements and obligations of Purchaser and Parent to be performed at the Second Closing pursuant to this Agreement shall be subject to the fulfillment of each of the following conditions, any of which conditions may be waived in writing by Purchaser:

     (a) Each of the representations and warranties of Roberts and PHCG New York set forth in Article V hereof shall be true and correct in all material respects both on the date hereof and on the Second Closing Date as if made at that time, except insofar as changes shall have occurred after the date hereof either (i) which are contemplated by this Agreement, or (ii) which are caused by acts or omissions of the Purchaser (after the First Closing), or any Affiliate of Purchaser;

     (b) PHCG and Roberts shall, and Roberts shall have caused PHCG New York to, have performed and complied with all agreements, covenants, undertakings and obligations which are required pursuant to this Agreement to be performed or complied with by Roberts and/or PHCG New York at or prior to the Second Closing;

     (c) Purchaser and Parent shall have received from counsel for Roberts their opinions, as of the Second Closing Date, in substantially the forms set forth on Exhibit J ("Roberts' Second Legal Opinion") and Exhibit K ("Roberts' Second
---------   -----------------------------       ---------   ---------------
Outside Legal Opinion");
---------------------

     (d) All Permits listed on Schedule G shall be, with respect to PHCG New
                               ----------
York, in full force and effect on and as of the Second Closing Date, and Purchaser, Roberts and PHCG shall have obtained all Permits required in connection with the Second Closing;

     (e) As of the Second Closing, there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by any court or other Governmental Authority directing that the transactions provided for herein not be consummated as herein provided, nor shall there be any litigation or proceeding pending or threatened in respect of the transactions contemplated hereby; and

     (f) The delivery by Roberts to Purchaser and Parent of a certification by an executive officer of Roberts ("Roberts' Second Closing Certificate"), as of
                                  -----------------------------------
the Second Closing Date, that the conditions to Purchaser's and Parent's obligations set forth in subparagraphs (a), (b), (d) and (e) have been fulfilled or have been waived by Purchaser, as the case may be.

     SECTION 3.06.  CONDITIONS PRECEDENT TO ROBERTS' OBLIGATIONS AT THE SECOND
                    ----------------------------------------------------------
                    CLOSING.
                    -------

     Each of the covenants, agreements and obligations of Roberts to be performed by them at the Second Closing pursuant to this Agreement shall be subject to the fulfillment of each of the following conditions, any of which conditions may be waived in writing by Roberts:

     (a) The representations and warranties of Purchaser and Parent set forth in
Article VI shall be true and correct in all material respects, both on the date hereof and on the Second Closing Date as if made at that time;

     (b) Purchaser and Parent shall have performed and complied with all agreements, covenants, undertakings and obligations which are required to be performed or complied with by them at or prior to the Second Closing, as the case may be, except to the extent waived by Roberts in writing;

     (c) Purchaser shall have obtained all Permits required in connection with the Second Closing;

     (d) Roberts shall have received from counsel for Purchaser and Parent, its opinion, as of the Second Closing Date, in substantially the form set forth on

Exhibit M ("Purchaser's Second Legal Opinion"); and
---------   --------------------------------

     (e) The delivery by Purchaser and Parent to Roberts of a certification by an executive officer of each of Purchaser and Parent ("Purchaser's and Parent's
                                                       ------------------------
Second Closing Certificates", respectively), as of the Second Closing Date, that
---------------------------
the conditions to Roberts' obligations set forth in paragraphs (a) through (c) above have been fulfilled or waived by Roberts as the case may be.

                                   ARTICLE IV
                                   ----------
                   DOCUMENTS TO BE DELIVERED AT THE CLOSINGS
                   -----------------------------------------

       SECTION 4.01. DOCUMENTS TO BE DELIVERED BY ROBERTS TO PURCHASER AND
                     -----------------------------------------------------
       PARENT AT THE FIRST CLOSING.
       ---------------------------

     In addition to any other documents specifically required to be delivered pursuant to this Agreement, Roberts shall, and shall cause PHCG to, deliver to Purchaser at the First Closing, in form and substance reasonably satisfactory to Purchaser and its counsel:

     (a) Certified copies of the resolutions of the Board of Directors of Roberts and PHCG authorizing and approving this Agreement and all other transactions and agreements contemplated hereby;

     (b)  Roberts' First Legal Opinion;

     (c)  Roberts' First Closing Certificate;

     (d)  A schedule of the New Jersey Assets;

     (e)  The Amendment to the charter of PHCG New Jersey (as defined below);

     (f)  The Deed;

     (g)  The First Bill of Sale;

     (h)  The Certificates of Title;

     (i) The original Records, Contracts, Real Property Leases, Personal Property Leases and Permits to be conveyed or assigned to the Purchaser at the First Closing, including all amendments thereto, except to the extent Purchaser may agree that any such items may be delivered outside the First Closing;

     (j) Any consents necessary from third parties to the assignment of the Contracts, the Personal Property Leases and the Real Property Leases to Purchaser;

     (k) All keys to the Premises, the Automobiles and the premises subject to the Real Property Leases;

     (l) A certification on behalf of PHCG New York stating that such entity is not a "foreign person" as defined in the Internal Revenue Code; and

     (m) Such other deeds, bills of sale, certificates of title, endorsements, assignments, affidavits and other good and sufficient instruments of sale, assignment, conveyance and transfer, in form and substance reasonably satisfactory to Purchaser and its counsel, as shall be required to vest effectively in Purchaser all of PHCG's right, title and interest in and to the New Jersey Assets and the New York Assets.

     SECTION 4.02.  DOCUMENTS TO BE DELIVERED BY PURCHASER AND PARENT TO ROBERTS
                    ------------------------------------------------------------
                    AT THE FIRST CLOSING.
                    --------------------

     In addition to any other documents specifically required to be delivered pursuant to this Agreement, Parent and Purchaser shall deliver to Roberts at the First Closing, in form and substance reasonably satisfactory to Roberts and its counsel:

     (a) Certified copies of the respective resolutions of the Board of Directors of Purchaser and Parent authorizing and approving this Agreement and all other transactions and agreements contemplated hereby;

     (b)  The Assumption Instrument;

     (c)  Purchaser's First Legal Opinion;

     (d)  Purchaser's and Parent's First Closing Certificates; and

     (e)  A check from Purchaser payable to Roberts in the amount of $500,000.

     SECTION 4.03.  DOCUMENTS TO BE DELIVERED BY ROBERTS AND PHCG NEW YORK AT
                    ---------------------------------------------------------
                    THE SECOND CLOSING.
                    ------------------

     In addition to any other documents specifically required to be delivered pursuant to this Agreement, Roberts shall, and shall cause PHCG New York to, deliver to Purchaser at the Second Closing, in form and substance reasonably satisfactory to Purchaser and its counsel:

     (a)  The Second Bill of Sale;

     (b) An assignment of the PHCG New York home care services agency license to Purchaser if requested by Purchaser;

     (c)  The Amendment to the charter of PHCG New York;

     (d)  Roberts' Second Legal Opinion; and

     (e)  Roberts' Second Closing Certificate.

     SECTION 4.04.  DOCUMENTS TO BE DELIVERED BY PURCHASER AND PARENT AT THE
                    --------------------------------------------------------
                    SECOND CLOSING.
                    --------------

     In addition to any other documents specifically required to be delivered pursuant to this Agreement, Parent and Purchaser shall deliver to Roberts at the Second Closing, in form and substance reasonably satisfactory to Roberts and its counsel:

     (a) Purchaser's Second Legal Opinion;

     (b) Purchaser's and Parent's Second Closing Certificates; and

     (c) A check from Purchaser payable to Roberts in the amount of $200,000.

                                   ARTICLE V
                                   ---------
              REPRESENTATIONS AND WARRANTIES OF ROBERTS' AND PHCG
              ---------------------------------------------------

         Roberts and PHCG each hereby represents and warrants to Purchaser and Parent as follows:

     SECTION 5.01.  CORPORATE STATUS.
                    ----------------

     Roberts is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey. Each of PHCG New York and PHCG New Jersey is a corporation duly organized, validly existing and in good standing under the laws of the States of New York (in the case of PHCG New York) and New Jersey (in the case of PHCG New Jersey), and each has the requisite corporate power and authority to own or lease their respective Assets and to operate the Business in their respective jurisdictions of incorporation. Each of PHCG New Jersey and PHCG New York is duly qualified or licensed to do business as a foreign corporation and is in good standing in any jurisdiction wherein the character of property owned or leased or the nature of the activities conducted by it makes such qualification or licensure necessary.

     SECTION 5.02.  AUTHORITY AND APPROVAL.
                    ----------------------

     Each of Roberts and PHCG has full power and authority to enter into this Agreement and to assume and perform its obligations hereunder. This Agreement and the agreements and transactions contemplated hereby have been approved and authorized by the Boards of Directors of Roberts and PHCG, and constitute valid, binding and enforceable obligations of Roberts and PHCG, except to the extent the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, equitable principles or similar laws affecting legal or equitable rights generally. No action, approval, consent or authorization with respect to Roberts is required, which has not already been taken or obtained, in order to constitute this Agreement as a binding and enforceable obligation of Roberts and PHCG in accordance with its terms.

     SECTION 5.03.  NO VIOLATION.
                    -------------

     Neither the execution and delivery of this Agreement by Roberts and PHCG, nor the performance of Roberts' and PHCG's obligations hereunder, will violate, conflict with, or constitute a default under, any of the terms of the Certificates or Articles of Incorporation or by-laws of Roberts, PHCG New Jersey or PHCG New York, or any provisions thereof, or result in the acceleration of any obligation under any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree to which Roberts, PHCG New Jersey or PHCG New York is a party or by which Roberts, PHCG New Jersey, PHCG New York, the Premises, or the Assets are bound, and will not constitute an event which, after the giving of notice or lapse of time or both, will result in such violation, conflict, default or acceleration. The execution and delivery of this Agreement and the performance by Roberts and PHCG of the transactions contemplated hereby will not result in the creation or imposition of any Encumbrances in favor of any third person or entity upon the Premises or the Assets and will not violate any law, judgment, decree, order, rule or regulation of any Governmental Authority applicable to Roberts, PHCG New Jersey, PHCG New York, the Premises, or the Assets.

     SECTION 5.04.  TITLE.
                    -----

     PHCG is the owner of and has good and marketable title to the Assets, free and clear of any and all Encumbrances, except as expressly set forth on Schedule
                                                                        --------
H and as contemplated in Section 2.02 above with respect to the Premises.
-

     SECTION 5.05.  CONTRACTS AND COMMITMENTS.
                    -------------------------

     Each of the Contracts, the Personal Property Leases and the Real Property Leases is a valid and binding agreement, enforceable according to its terms and is in full force and effect, and all obligations thereunder shall be paid in full through the end of the calendar month in which the First Closing Date occurs. Neither PHCG nor Roberts has breached or terminated or is in default under any of the Contracts, the Personal Property Leases or the Real Property Leases and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default. To the best of Roberts' and PHCG's knowledge and belief, no other party to any such Contract, Personal Property Lease or Real Property Lease has breached, terminated or is in default under such Contract, Personal Property Lease or Real Property Lease, and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination, or default.

     Except as set forth on Schedules A, D and E, PHCG has no agreements or
                            -----------  -     -
obligations, and is not a party with respect to, any written (i) lease; (ii) royalty, distribution, manufacturing, research or license agreement; (iii) contract or agreement (for employment or otherwise); with any officer, employee, director, professional person or firm, consultant, independent contractor or advertising firm or agency which is not terminable without payment or other penalty on notice from PHCG of not more than 30 days; (iv) contract or collective bargaining agreement with any labor union or representative of employees; (v) commitment, contract or agreement guaranteeing the payment or performance of the obligations or others; (vi) group health or life insurance, pension, profit sharing, retirement, medical, bonus, incentive plan, or other similar benefit plan in effect with respect to its employees or others; (vii) loan agreement, line of credit or other credit commitment to banks, other financial institutions, or to any of Roberts or any third parties; (viii) commitment, contract or agreement not made in the ordinary course of business; (ix) contract or agreement relating tot he provision of home infusion therapy or the supply of pharmaceutical products and supplies in connection therewith; or (x) contract or agreement continuing for more than 180 days from its date. Except as set forth therein, no consent of any party is required under any document listed on Schedules A, D
                                                                 -----------  -
and E in connection with the consummation of the transactions contemplated by
    -
this Agreement or any agreement entered into in connection herewith. The consummation of the transactions contemplated by this Agreement or any agreement executed in connection herewith will not violate the terms or provisions of any agreement to which PHCG is a party, cause the acceleration of the maturity of any debt or obligation of PHCG or result in the creation or imposition of any Encumbrance upon any of the Assets.

     SECTION 5.06.  FINANCIAL STATEMENTS.
                    --------------------

     Roberts and PHCG have heretofore delivered to Purchaser unaudited financial statements for PHCG as of and for the year ending December 31, 1995, and as of and for the nine month period ending September 30, 1996. Said financial statements fairly and accurately present the financial condition of PHCG and the Business as of the respective dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles consistently applied. All of the foregoing financial statements are hereinafter referred to as the "PHCG Financial Statements". Copies of the PHCG Financial
                    -------------------------
Statements are set forth in Schedule I.  Since June 13, 1994, PHCG has kept its
                            ----------
accounting records in a consistent manner, and the books of account of PHCG have been regularly kept and maintained in conformity with generally accepted accounting practices.

     SECTION 5.07.  RECORDS.
                    -------

     Since June 13, 1994, the records of each of PHCG New Jersey and PHCG New York have been regularly kept and maintained in conformity with generally accepted business practices.

     SECTION 5.08.  CERTIFICATES OF INCORPORATION.
                    -----------------------------

     Correct and complete copies of the Certificate or Articles of Incorporation of each of Roberts, PHCG New Jersey and PHCG New York, in each case as amended to the date hereof, have been furnished to Purchaser.

     SECTION 5.09.  TAXES.
                    -----

     Except as set forth on Schedule J PHCG has duly filed all foreign, federal,
                            ----------
state, county and local, income, excise, sales, property, withholding, social security, franchise, license and information tax returns and other tax returns and reports required to have been filed by it to the date hereof. Each such filed return is correct and complete and PHCG has paid all taxes, assessments, interest and penalties due to any foreign, federal, state, county, local or other taxing authority required to be paid by it and has created sufficient reserves or made provision for all taxes accrued but not yet due and payable by it. Neither Roberts nor PHCG know of any basis for any additional tax claims or assessments which are material singly or in the aggregate, other than as may be shown on the PHCG Financial Statements. Since June 13, 1994, none of the tax returns of PHCG has been audited by the Internal Revenue Service or any other authority levying or collecting taxes. No Governmental Authority is now asserting or, to the best knowledge of either Roberts or PHCG, threatening to assert, any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to PHCG. Complete and correct copies of all federal income tax returns filed by PHCG, as well as any other tax returns of PHCG requested in writing by Purchaser have been heretofore delivered to the Purchaser.

     SECTION 5.10.  LITIGATION.
                    ----------

     There exists no litigation, action, suit, investigation, claim or proceeding pending or, to the best of Roberts' or PHCG's knowledge and belief, threatened against or adversely affecting, Roberts, PHCG, the Business, the Premises, or the Assets, at law or in equity or before any Governmental Authority that would materially affect the Business, the transactions contemplated by this Agreement or the ability of Roberts or PHCG to perform their respective obligations hereunder. Neither Roberts nor PHCG is in default with respect to any order, writ, injunction or decree of any court or any Governmental Authority.

     SECTION 5.11.  COMPLIANCE.
                    ----------

     Neither PHCG nor Roberts has failed to comply with any law or any other requirement of any Governmental Authority that would prevent Purchaser from conducting the Business following the First Closing (in the case of PHCG New Jersey) and the Second Closing (in the case of PHCG New York, except to the extent such failure was caused (after the First Closing) by acts or omissions of Purchaser or any Affiliate of Purchaser) on substantially the same terms as it is currently being operated by PHCG, and PHCG has complied in all material respects with all laws (including, but not limited to, the Food, Drug and Cosmetic Act, the provisions of Medicare and Medicaid and any state or Federal law with respect to health care or the supplying or dispensing of pharmaceutical products), orders and regulations of any Governmental Authority (including but not limited to the Food and Drug Administration and the New Jersey and New York Departments of Health) applicable to it. Except as set forth on Schedule K
                                                                 ----------
there are no orders, decrees, injunctions or regulations of any court or any Governmental Authority issued specifically against or affecting Roberts or PHCG which may materially affect, limit or control Purchaser's method or manner of operating the Business or Roberts' or PHCG's ability to consummate the transactions contemplated hereunder.

     SECTION 5.12.  PERMITS.
                    -------

     PHCG holds the Permits which are listed on Schedule G.  Each of the Permits
                                                ----------
is validly issued and in full force and effect and the party holding same has complied in all material respects with all terms and conditions thereof. Except as may be set forth on Schedule G, no proceeding is pending or, to the knowledge
                       ----------
of Roberts or PHCG, threatened for the purpose of, or which may result in, canceling, suspending, restricting or modifying any of the Permits or denying any pending applications. Copies of each of the Permits have been made available to Purchaser. The Permits are the only material approvals, authorizations, consents, licenses, orders, franchises, certificates, rights, registrations and permits of any Governmental Authority, whether foreign, Federal, state or local, required or necessary to permit the operation of PHCG and the conduct of the Business, including ownership and use of the Premises, and PHCG is being operated and the Business is being conducted in all material respects in accordance with the terms and conditions of the Permits.

     SECTION 5.13.  NO RIGHTS OF THIRD PARTIES.
                    ---------------------------

     PHCG shall, upon the First Closing (in the case of PHCG New Jersey) and upon the Second Closing (in the case of PHCG New York, except to the extent the absence of such rights of PHCG or the existence of such claimed right to interfere with such rights was caused (after the First Closing) by acts or omissions of Purchaser or any Affiliate of Purchaser), have complete rights, directly or indirectly, to develop, market, sell, license, lease or otherwise deal in any of its products and services and no individual or entity will have a valid basis for any claimed right to interfere (by way of legal action, oral or written statements or agreements, competition, complaints before an administrative agency or the like) with the exercise by PHCG of such rights or any other rights hereunder or in connection with the Business. Except for obligations or agreements set forth on Schedule L, PHCG is not obligated to any
                                       ----------
third party to market any products or services and is not obligated to pay fees or royalties to any third party Person.

     SECTION 5.14.  INVENTORY AND TANGIBLE PERSONAL PROPERTY.
                    -----------------------------------------

     Schedule C sets forth a true and correct list of the Inventory owned by
     ----------
PHCG as of December 31, 1995.  Schedule C-1 sets forth a true and correct list
                               ------------
of the Inventory owned by PHCG as of June 30, 1996. The Inventory on hand as of the First Closing will be usable or salable in the ordinary and normal course of business. The value at which the Inventory is carried on the PHCG Financial Statements reflects the lower of cost or market on a first-in, first-out basis and reflects write-offs or write-downs for damaged or obsolete items in accordance with historical practices of PHCG. Schedule F sets forth true and
                                               ----------
correct lists of the Tangible Personal Property owned by PHCG as of December 31, 1995. Schedule F-1 sets forth true and correct lists of the Tangible Personal
       ------------
Property owned by PHCG as of June 30, 1996. The Tangible Personal Property and all personal property and equipment leased by PHCG are in substantially good operating condition and repair, excluding ordinary wear and tear and taking into consideration the age and prior use of same, and are in compliance with all applicable laws, regulations, orders and ordinances.

     SECTION 5.15.  ORDINARY COURSE OF BUSINESS.
                    ----------------------------

     Since December 31, 1995 until the First Closing, neither PHCG nor Roberts with respect to the Business, has, except in the ordinary and normal course of the Business and in accordance with historical practices in effect since June 13, 1994:

     (a) Experienced any material adverse change (whether or not in the ordinary and normal course of business) in the Business, or the financial condition or prospects of PHCG;

     (b)  Made purchases of inventory;

     (c) Sold, transferred or otherwise disposed of any interest in PHCG, the Premises or any of the Assets;

     (d) Pledged or subjected to any Encumbrance the Premises or any of the Assets;

     (e) Sustained any damage, loss or destruction of or to the Premises or the other Assets by reason of fire, explosion, earthquake, casualty, significant labor trouble, requisition or taking of property by any Governmental Authority, windstorm, embargo, riot, act of God or public enemy, flood, accident, other calamity, or other similar event;

     (f) Entered into any Transaction except as contemplated hereby;

     (g) Granted any salary or compensation increase or permitted any advance to any employee, agent, or independent contractor (except scheduled increases consistent with past practice), altered or amended an existing employment or other agreement with any employee, agent or independent contractor, or entered into any new employment or other agreement with any employee;

     (h) Entered into any license or lease;

     (i) Modified, amended, canceled, renewed, or terminated any of the Contracts, the Personal Property Leases or the Real Property Leases; or

     (j) Commenced or undertaken any capital projects or capital expenditures by or on behalf of PHCG.

     SECTION 5.16.  CONDEMNATION.
                    -------------

     Neither Roberts nor PHCG has any knowledge of any plan of any Governmental Authority to appropriate, condemn or take by right of eminent domain all or any part of the Premises.

     SECTION 5.17.  NO ADVERSE EFFECT ON USE.
                    -------------------------

     The Premises are not subject to any agreement or arrangement or right of any Person which, in any manner, could adversely affect the use thereof or the purposes for which said Premises are presently occupied.

     SECTION 5.18.  EMPLOYEES.
                    ----------

     Schedule M lists the name of each employee of PHCG as of the date hereof,
     ----------
his or her position, his or her current rate of compensation, his or her vacation, holidays and personal days earned and not taken and his or her unused sick leave.

     SECTION 5.19.  INTELLECTUAL PROPERTY RIGHTS.
                    -----------------------------

     Set forth on Schedule B is a true and correct description of all of the
                  ----------
Intellectual Property Rights used in the Business. Each of the Intellectual Property Rights is owned by PHCG. PHCG has all right, title and interest in and to, and possesses exclusive rights to use, free and clear of any payment or encumbrance, all the Intellectual Property Rights, other than as set forth on Schedule B. No claims have been asserted by any person with respect to the
----------
Intellectual Property Rights and neither Roberts nor PHCG knows of any valid basis for any such claim. Roberts has not, with respect to the Business, and PHCG has not, nor has either of them been alleged to have, infringed upon any patent, trademark, service mark, trade name or copyright or any other intellectual property right of any other Person, or misappropriated or misused any proprietary information of any other Person. Neither Roberts nor PHCG has asserted any claim for infringement of any of the Intellectual Property Rights, nor are either of them aware of any basis to assert such infringement. None of the Intellectual Property Rights is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority. PHCG is not restricted by any agreement from carrying on its business in any geographic location.

     SECTION 5.20.  INSURANCE POLICIES.
                    -------------------

     Set forth on Schedule N is a list and brief description of all insurance
                  ----------
policies held by PHCG or otherwise related to the Business, including the named policyholder. All premiums for such insurance have been paid in full, except for those indicated on Schedule N as being paid in installments, for which all
                       ----------
installments due have been paid in full.  Except as may be set forth on Schedule
                                                                        --------
N all claims, if any, made against PHCG which are covered by insurance are being
-
defended by the insurance companies writing such insurance. As of the date hereof, no policy listed on Schedule N has been canceled by the issuer thereof,
                            ----------
neither Roberts nor PHCG has received notice of cancellation thereof and Roberts and PHCG will each use their best respective efforts to keep such issuers from canceling such policies.

     SECTION 5.21.  CUSTOMERS AND SUPPLIERS.
                    ------------------------

     Schedule O sets forth a true and complete list of all customers of PHCG as
     ----------
well as a true and complete list of all suppliers of PHCG. Neither Roberts nor PHCG has any knowledge that any material customer or material supplier has terminated or expects to terminate any portion of its, his or her business with PHCG. No customer has refused to honor any of its commitments to PHCG nor has any customer expressed material dissatisfaction with the nature or the quality of any services or products nor has there been any material adverse change in the relationships of PHCG with any of its customers since December 31, 1995.

     SECTION 5.22.  ENVIRONMENTAL CLAIMS.
                    --------------------

     Neither Roberts nor PHCG has received any notification that PHCG is in violation of, nor is PHCG in material violation of, any law, regulation, permit, license or other authorization with respect to any Federal, State or local law or regulation regulating pollution or the protection of the environment. There are no environmental conditions existing at any facility operated in connection with the Business which reasonably could be expected to give rise to common law or statutory liability for damages or injunctive relief against PHCG. No premises owned or leased by PHCG contain any hazardous substance (as defined below) other than those required to conduct the Business in the ordinary course which are used and stored in compliance with all applicable laws; PHCG has not conducted or authorized the generation, transportation, storage, treatment or disposal of any hazardous substance other than that required in the ordinary course of the Business. There is no pending or, to the knowledge of Roberts or PHCG, threatened litigation or proceedings before any Governmental Authority in which any Person alleges the presence, release, threat of release, placement on or in the Premises or any real property leased by PHCG, or the generation, transportation, storage, treatment or disposal on or in any such premises, of any hazardous substance. No Governmental Authority or any employee or agent thereof has determined, or, to the knowledge of Roberts or PHCG, threatens to determine, that there is a presence, release, threat of release, placement on or in the Premises or any real property leased by PHCG, or the generation, transportation, storage, treatment, or disposal at such premises, of any hazardous substance. There have been no communications or agreements with any Governmental Authority or any private entity, including, but not limited to, any prior owners of the Premises or any real property leased by PHCG, relating in any way to the presence, release, placement on or in such premises, or the generation, transportation, storage or treatment or disposal at such premises, of any hazardous substance. For purposes of this Section 5.22, "hazardous substance" means any matter giving rise to liability under the Resources Conversation Recovery Act, 42 U.S.C. Sections 6901 et seq., the Comprehensive
                                                   -- ----
Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq.,
                                                                       -- ----
or any applicable laws or regulations of the States of New Jersey or New York, or any agency or department thereof, or any common law theory based on nuisance or strict liability.

     SECTION 5.23.  NO MATERIAL OMISSIONS.
                    ---------------------

     Neither Roberts nor PHCG knows of any material facts or circumstances not disclosed to Purchaser which should be disclosed to Purchaser in order to make any of the representations or warranties made herein not misleading. The copies of all instruments, agreements, other documents and written information referred to in this Agreement and the Schedules are complete and correct in all material respects as of the date hereof. No representation or warranty by Roberts or PHCG in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by Roberts and PHCG to Purchaser pursuant to the provisions hereof, when all such documents are taken as a whole, contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE VI
                                   ----------
             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT
             ------------------------------------------------------

     Purchaser and Parent, respectively, represent and warrant to Roberts and PHCG as follows:

     SECTION 6.01.  ORGANIZATION.
                    ------------

     Each of Purchaser and Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, and has full corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     SECTION 6.02.  APPROVAL.
                    --------

     This Agreement and the agreements and transactions contemplated hereby have been approved and authorized by the Board of Directors of each of Purchaser and Parent, and constitute valid, binding and enforceable obligations of each of Purchaser and Parent, except to the extent the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, equitable principles or similar laws affecting legal or equitable rights generally.

     SECTION 6.03.  NO VIOLATION.
                    ------------

     Neither the execution and delivery of this Agreement by Purchaser and Parent nor the performance of Purchaser's or Parent's obligations hereunder will violate, conflict with, or constitute a default under, any of the terms of either of Purchaser's or Parent's Certificate of Incorporation or by-laws or any provisions thereof, or result in the acceleration of any obligation under any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree to which Purchaser or Parent is a party or by which Purchaser or Parent is bound, and will not constitute an event which, after notice or lapse of time or both, will result in such violation, conflict, default or acceleration. The execution and delivery of this Agreement and the performance by Purchaser and Parent of the transactions contemplated hereby will not violate any law, judgment, decree, order, rule or regulation of any Governmental Authority applicable to Purchaser or Parent.

     SECTION 6.04.  FINANCIAL STATEMENTS.
                    --------------------

     Parent has heretofore delivered to Roberts unaudited financial statements of Parent as of and for the year ending December 31, 1995. Said financial statements fairly and accurately present the financial condition of Parent as of December 31, 1995 and have been prepared in accordance with generally accepted accounting principles consistently applied.

                                  ARTICLE VII
                                  -----------
                         AGREEMENTS OF ROBERTS AND PHCG
                         ------------------------------

     SECTION 7.01.  BEST EFFORTS.
                    ------------

     Roberts and PHCG each agrees to use its best respective efforts to, and Roberts agrees to use its best efforts to cause PHCG to, cause all of Roberts' and PHCG's covenants, undertakings, obligations and agreements and all conditions precedent to Purchaser's covenants, agreements and obligations hereunder to be performed, satisfied and fulfilled on or prior to the First Closing and the Second Closing, in each case with respect to the actions and transactions to be taken and consummated thereat.

     SECTION 7.02.  OPERATION OF BUSINESS UNTIL CLOSING.
                    -----------------------------------

     From the date hereof until the Second Closing Date, except (i) to the extent otherwise contemplated by this Agreement or consented to by an instrument in writing signed by the parties hereto, (ii) to the extent caused by acts or omissions of Purchaser or any Affiliate of Purchaser, or (iii) to the extent relating to Assets theretofore conveyed to the Purchaser,

Roberts, PHCG New Jersey (until the First Closing Date only) and PHCG New York shall, and Roberts shall cause PHCG New Jersey and PHCG New York for the applicable periods to:

     (a) exercise their best respective efforts to keep the Assets intact and to maintain the goodwill and reputation associated with the Business;

     (b) maintain the Premises and Tangible Personal Property in good operating condition and repair, ordinary wear and tear excepted;

     (c) maintain, in full force and effect, such insurance with respect to the Premises, the Assets and the Business as is in effect on the date hereof, which insurance is set forth on Schedule N;
                          ----------

     (d) not, other than in the ordinary course of business, enter into any licenses or leases;

     (e) not enter into any contract, agreement or commitment, including without limiting the generality of the foregoing, any contract, agreement or commitment for the purchase of materials, supplies or services if such contract, agreement or commitment exceeds amounts historically committed by PHCG thereto;

     (f) not terminate, renew, amend or allow a default to occur under, any of the Permits or, until the First Closing only, the Contracts, the Personal Property Leases or the Real Property Leases;

     (g) not encumber, or permit an Encumbrance on, nor, other than in the ordinary course of business, sell, assign, transfer or convey any of the Premises or the other Assets;

     (h) not curtail or accelerate purchases or shipments beyond customary requirements and not reduce or increase inventory from customary levels; and

     (i) not grant any salary increase to any employee (except for scheduled salary increases consistent with past practice) or enter into any new or amend or alter any existing bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, or any employment or consultancy agreement.

     SECTION 7.03.  BULK SALES.
                    ----------

     Roberts and PHCG shall comply with the laws of the States of New York and New Jersey relating to bulk transfers which may be applicable in connection with the transfer of the Premises and the New York Assets as provided herein.

     SECTION 7.04.  NEW YORK PHARMACY REGISTRATION.
                    ------------------------------

     Following the First Closing, Purchaser shall have the right to operate the Business using the New York pharmacy registration of PHCG New York for such reasonable period as is required for Purchaser to obtain a New York pharmacy registration.

     SECTION 7.05.  CONSENTS.
                    --------

     Prior to the First Closing, Roberts or PHCG shall obtain all consents from third parties necessary to assign the Contracts, the Personal Property Leases and the Real Property Leases to Purchaser.

     SECTION 7.06.  ASSETS OF PHCG NEW JERSEY.
                    -------------------------

     Roberts agrees to deliver the New Jersey assets as set forth in the schedule of such assets delivered at the First Closing to a location designated by the Purchaser within 90 days after the First Closing.


                                  ARTICLE VII
                                  -----------
                       AGREEMENTS OF PURCHASER AND PARENT
                       ----------------------------------

     SECTION 8.01.  BEST EFFORTS.
                    ------------

     Purchaser and Parent each agrees to use its best respective efforts to cause all its covenants, undertakings, obligations and agreements and all conditions precedent to Roberts' and PHCG's covenants, agreements and obligations hereunder to be performed, satisfied and fulfilled at or prior to the First Closing and the Second Closing, in each case with respect to the actions and transactions to be taken and consummated thereat.

     SECTION 8.02.  ACCESS TO BUSINESS RECORDS.
                    --------------------------

     From and after the First Closing (with respect to PHCG New Jersey) and the Second Closing (with respect to PHCG New York), Purchaser, whenever reasonably requested by Roberts, shall permit Roberts to have access to all business records of PHCG in accordance with this Agreement for use in a manner consistent with this Agreement and the transactions contemplated hereby.

     SECTION 8.03.  ACCESS TO MEDICAL RECORDS.
                    -------------------------

     To the extent reasonably necessary and permitted by law, Roberts shall, after the First Closing (with respect to PHCG New Jersey) and the Second Closing (with respect to PHCG New York), have access to and be entitled to make copies (solely at the expense of Roberts) of any patient records, including the medical records and medical charts of PHCG, which are transferred to Purchaser. In addition, Roberts shall be entitled to remove any such record or chart for purposes of pending litigation as certified in writing prior to removal by an officer of Roberts or counsel retained by Roberts in connection with such litigation. Any record or chart so removed shall be promptly returned to Purchaser following its use by Roberts.

     SECTION 8.04.  PRESERVATION OF RECORDS.
                    -----------------------

     After the First Closing (in the case of PHCG New Jersey) and the Second Closing (in the case of PHCG New York), Purchaser shall keep and preserve all Records for the periods required (a) by any applicable Federal or State law or regulation, or (b) in connection with any claim or controversy still pending involving PHCG of which Purchaser has notice. Without limiting the foregoing, Purchaser shall keep and preserve all Records conveyed to Purchaser for a period of at least six years from the First Closing Date.

                                   ARTICLE IX
                                   ----------
                          CERTAIN ADDITIONAL COVENANTS
                          ----------------------------

     SECTION 9.01.  EXPENSES.
                    --------

     Except as expressly set forth herein, each party hereto will bear the legal, accounting and other expenses incurred by such party in connection with this Agreement and the other agreements and transactions contemplated hereby. Notwithstanding the foregoing, Purchaser shall bear all costs and expenses in connection with the transfer of title to the Premises by PHCG New York to Purchaser as provided in Article II.

     SECTION 9.02.  NO BROKERAGE.
                    ------------

     Each party hereto represents and warrants to the other parties hereto that no person or persons assisted in or brought about the negotiation of this Agreement in the capacity of broker, agent, finder or originator on behalf of it. Each party hereto agrees to indemnify and hold harmless the other parties hereto from any claim asserted against such other party hereto for a brokerage or agent's or finder's or originator's commission or compensation in respect of the transactions contemplated by this Agreement.

     SECTION 9.03.  FURTHER ASSURANCES.
                    ------------------

     From time to time after the First Closing and the Second Closing, upon reasonable notice and without further consideration, Roberts shall execute, acknowledge and deliver all such other instruments and documents of sale, assignment, conveyance and transfer and shall take all such other action as may be required by Purchaser, in its sole reasonable discretion, for the consummation of the transactions contemplated hereby. Roberts and PHCG shall each, and Roberts shall, prior to the First Closing (in the case of PHCG New Jersey) and Second Closing (in the case of PHCG New York), cause PHCG to, use its best respective efforts to assist Purchaser in securing, any consent, waiver or approval from any Governmental Authority which may be required for the consummation of the transactions contemplated hereby. After the First Closing (in the case of PHCG New Jersey) and the Second Closing (in the case of PHCG New
York), Purchaser shall cooperate with Roberts, at the expense of Roberts, in connection with any investigation, audit, litigation or other proceeding relating to the operations of PHCG.

     SECTION 9.04.  LOSS OR DAMAGE.
                    --------------

     Risk of loss to the Premises or any part thereof, shall be and remain on Robert and PHCG until the First Closing. If the Premises, or any part thereof, shall be damaged or destroyed by any casualty whatsoever prior to the First Closing, Roberts shall notify Purchaser within five days thereafter and the parties shall proceed as follows:

     (a) Within 30 days after the occurrence of any damage or destruction referred to in this Section 9.04, Roberts shall obtain and deliver to Purchaser a written estimate from a responsible reputable contractor doing business in the State of New York (the selection of said contractor to be subject to Purchaser's written approval) of the cost for repairing such damage or destruction;

     (b) If the cost of repair of such damage or destruction as determined pursuant to subparagraph (a) shall be $100,000 or less, the obligations of the parties hereunder shall not be affected by such damage or destruction, except Purchaser shall be entitled to receive a credit against the Purchase Price in an amount equal to the cost of such repair as determined pursuant to subparagraph
(a) of this Section 9.04 (which credit shall be reduced to the extent of any insurance proceeds paid over by Roberts to PHCG or Purchaser); and

     (c) If the cost of repair of such damage or destruction as determined pursuant to subparagraph (a) shall be more than $100,000, Purchaser shall have the right to (i) elect to terminate this Agreement, and thereupon the parties shall be fully released and discharged from any further liability or obligations hereunder, each to the other except as set forth in Section 11.08, or (ii) accept the Premises in their damaged condition, with no abatement in the Purchase Price, provided that all insurance proceeds payable or paid with respect to such damage or destruction shall be assigned by Roberts and/or PHCG, as the case may be, and paid over to Purchaser at the First Closing.

     SECTION 9.05.  CONDEMNATION.
                    ------------

     In the event of any condemnation of the Premises, or any material part thereof, prior to the First Closing, Roberts shall notify Purchaser within five days thereafter and Purchase shall have the right to elect within ten days of such notice either (a) to proceed with the First Closing, without any credit against the Purchase Price, but in which event Purchaser shall be entitled to receive the proceeds of the condemnation, or (b) to withdraw from this Agreement and the transactions contemplated hereunder, and thereupon the parties hereto shall be fully released and discharged from any further liability or obligation hereunder, each to the other except as set forth in Section 11.08. In the event that Purchaser does not provide Roberts with notice of its election within the ten day period as provided for in this Section, Purchaser shall be deemed to have elected to proceed with the Closing pursuant to subsection (a) of this
Section 9.05.

     SECTION 9.06.  CONFIDENTIALITY.
                    ---------------

     The parties hereto agree that they will not, without the prior written consent of the other parties hereto, issue, give or make any press release, notification or disclosure to any third party or to the public, in each case relating to this Agreement or any of the terms or conditions hereof or any of the transactions contemplated hereby, except as required to perform the obligations of the parties hereunder, including obtaining any consent or approval required by this Agreement, until the Second Closing or earlier termination of this Agreement. Roberts and PHCG each agrees, and Roberts agrees to cause PHCG, to obtain the prior written approval of Purchaser before making its initial public announcements or disclosures following the Second Closing with respect to this Agreement and the transactions contemplated hereby.

     SECTION 9.07.  SALES AND OTHER TAXES.
                    ---------------------

     Roberts agrees to pay all sales taxes, if any, on the sale of the Assets which may become due and owing as a result of the transactions contemplated by this Agreement, provided, however, that Purchaser shall pay all transfer taxes
                --------  -------
incurred in connection with the transfer of the Premises as provided in Article II.

     SECTION 9.08.  LOANS BY PURCHASER TO PHCG NEW YORK PRIOR TO THE SECOND
                    -------------------------------------------------------
                    CLOSING.
                    -------

     From and after the First Closing, Purchaser may elect to advance funds to PHCG New York, at such time, in such amount and on such terms as it may determine in its sole discretion (such funds in the aggregate, the "Loans"). In
                                                                    -----
the event that the New York State Public Health Council does not approve the transfer of the home care services agency license of PHCG New York to Purchaser, PHCG New York shall, and Roberts shall cause PHCG New York to, repay to Purchaser the Loans in full, together with interest thereon at a rate equal to 8% per annum, accruing from the date of each such advance, through and including the date of repayment; provided, however, that such obligation of PHCG New York
                       --------  -------
to repay the Loans to Purchaser shall not exceed an amount equal to the revenues of PHCG New York attributable to the period commencing on the First Closing Date and ending on the date of repayment, and provided further that (i) such
                                         -------- -------
repayment obligation shall only apply to Loans consented to by Roberts and (ii) Roberts hereby consents to all Loans from Purchaser to PHCG New York which do not at any time exceed $350,000 in the aggregate principal amount outstanding.

     SECTION 9.09.  PRONETICS NAME.
                    --------------

     Roberts and PHCG hereby consent to the use by Purchaser of the name "Pronetics Health Care Group" in the States of New Jersey, New York and Connecticut following the First Closing, and agree to take such action as may be reasonably required by Purchaser to obtain the approval of any Governmental Authority or any third party to such use, including, but not limited to, any approval required to qualify Purchaser to conduct business in the States of New Jersey, New York and Connecticut under such name. PHCG New Jersey and PHCG New York shall deliver to Purchaser at the First and Second Closings, respectively, executed amendments to the corporate charters of PHCG New Jersey and PHCG New York substantially in the forms attached hereto as Exhibits N and O (together,
                                                   -------- -     -
the "Amendments") to change the names of such corporations.  Purchaser shall
     ----------
file the Amendments with the Secretary of State of the respective jurisdictions immediately following the First and Second Closings, as the case may be.
Roberts and PHCG agree on behalf of themselves and their successors and assigns that they shall not use the "Pronetics" name following the First Closing in the operation of any business in the States of New Jersey, New York or Connecticut and that Purchaser shall have the exclusive right to use the Intellectual Property Rights following the First Closing, except as is necessary in the conduct of the home care services agency operated by PHCG New York until the Second Closing.

                                   ARTICLE X
                                   ---------
                                INDEMNIFICATION
                                ---------------

     SECTION 10.01.  PURCHASER'S INDEMNITY.
                     ---------------------

     (a) Purchaser shall and hereby does agree to indemnify and hold Roberts harmless from and against any and all loss, damage and expense of any nature (including, but not limited to, reasonable attorney's fees) incurred by Roberts, arising out of, attributable to, or in connection with:

     (i) Any matter in respect of which Purchaser shall have made any misrepresentation, breached any warranty, or failed to fulfill any covenant or agreement on the part of Purchaser contained in this Agreement, in any list or certificate or other document delivered or to be delivered, by Purchaser to Roberts in connection with this Agreement;

     (ii) Any and all liabilities relating to the operation of the Business, expressly excluding any Pre-Closing Liabilities, which relate to events which occur or services provided, with respect to PHCG
     New Jersey subsequent to the First Closing Date, and with respect to PHCG New York, subsequent to the Second Closing
     Date; and

     (iii) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

     (b) Subject to the notice of claim provisions set forth in Section 10.03, the provisions of subparagraph (a) of this Section 10.01 shall not be deemed to be an election of remedies, but shall be in addition to, and not in lieu of, any other remedy or remedies, at law or in equity, to which Roberts may be otherwise entitled.

     SECTION 10.02.  ROBERTS' INDEMNITY.
                     ------------------

     (a) Roberts shall and hereby does agree to indemnify and hold Purchaser harmless from and against any and all loss, damage and expense of any nature (including, but not limited to, reasonable attorney's fees) incurred by Purchaser arising out of, attributable to, or in connection with:

     (i) Any matter in respect of which Roberts, PHCG New Jersey (at or prior to the First Closing) or PHCG New York (at or prior to the Second Closing) shall have made any misrepresentation, breached any warranty, or failed to fulfill any covenant or agreement on the part of Roberts or PHCG contained in this Agreement, in any list or certificate or other document delivered or to be delivered, by Roberts or PHCG to Purchaser in connection with this Agreement, except to the extent such misrepresentation, breach or failure was caused by acts or omissions of Purchaser or any Affiliate of Purchaser;

     (ii)    Any and all Pre-Closing Liabilities; and

     (iii) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof;

provided, however, that (i) with respect to all claims other than claims
--------  -------
relating to taxes, employee compensation and benefits, workmen's compensation, termination of employment, employment discrimination, the environment or hazardous substances, Professional Liability, Medicaid or Medicare, Roberts' obligation to indemnify Purchaser and PHCG hereunder shall be limited to such claims of which Purchaser notifies Roberts, or of which Roberts is otherwise on notice, by the earlier of (A) the date that is two years after the First Closing Date and (B) the date that is one year after the Second Closing Date, and (ii) in no event shall Roberts' obligation to indemnify Purchaser hereunder exceed the amount of $4,800,000 for all claims in the aggregate.

     (b) Subject to the notice of claim provisions set forth in Section 10.03, the provisions of subparagraph (a) of this Section 10.02 shall not be deemed to be an election of remedies but shall be in addition to, and not in lieu of, any other remedy or remedies, at law or in equity, to which Purchaser may be otherwise entitled.

     SECTION 10.03.  NOTICE OF CLAIMS.
                     ----------------

     The party seeking indemnification shall give the party from whom the indemnification is sought notice of any actual or reasonably likely claim of which it has knowledge and as to which it is entitled to indemnification. The indemnifying party shall defend any actions or proceedings by counsel of its own choosing and at its own expense, and in such case the party seeking indemnification shall cooperate, to the fullest reasonable extent requested in such defenses, and shall not settle, compromise or otherwise adversely affect the interests of the indemnifying party in respect of the foregoing.

     SECTION 10.04.  SURVIVAL.
                     --------

     Subject to the provisions of Section 10.02(a), the obligations of the parties hereto under this Article X shall survive the First Closing, the Second Closing and any termination of this Agreement.

                                  ARTICLE XI
                                  ----------
                                 MISCELLANEOUS
                                 -------------

       SECTION 11.01.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
                       ------------------------------------------

          The representations and warranties of the parties hereto made in this Agreement shall survive until the earlier of (a) the date that is two years after the First Closing Date and (b) the date that is one year after the Second Closing Date, except the representations and warranties of Roberts and PHCG set forth in Sections 5.09, 5.10, 5.13 and 5.22, which shall survive indefinitely. None of the representations or warranties of the parties shall be affected by any information furnished to, or any investigation conducted by, either of the parties or their representatives in connection with the subject matter of this Agreement.

       SECTION 11.02.  AMENDMENT.
                       ---------

          This Agreement may be amended only by a writing executed by the parties hereto that refers to this Agreement.

       SECTION 11.03.  ENTIRE AGREEMENT.
                       ----------------

          This Agreement and the other agreements expressly referred to herein set forth the entire understanding of the parties hereto and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

       SECTION 11.04.  NOTICE.
                       ------

          Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when sent by certified mail, return receipt requested, postage prepaid, to the parties hereto at the respective addresses set forth below:

          TO ROBERTS, TO
          PHCG NEW JERSEY
          (BEFORE THE FIRST CLOSING)
          OR TO PHCG NEW YORK

(BEFORE THE SECOND CLOSING):     Roberts Pharmaceutical Corporation
                                 Meridian Center II
                                 Four Industrial Way East
                                 Eatontown, New Jersey  07724-2274

                                 Attention:  Mr. Peter Rogalin
                                 Chief Financial Officer

WITH A COPY TO:                  Roberts Pharmaceutical Corporation
                                 Meridian Center II
                                 Four Industrial Way
                                 Eatontown, New Jersey  07724-2274

                                 Attention:  Anthony A. Rascio, Esq.
                                        General Counsel

TO PURCHASER:                    PHCG, Inc.
                                 6323 Seventh Avenue
                                 Brooklyn, New York  11220-4711

                                 Attention:  John DiBernardi, Esq.
                                        General Counsel

WITH A COPY TO:                  Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                                 New York, New York  10038

                                 Attention:  Paul W. Mourning, Esq.

TO PARENT:                       MJGC Corp.
                                 6323 Seventh Avenue
                                 Brooklyn, New York  11220

                                 Attention:  John DiBernardi, Esq.
                                        General Counsel

WITH A COPY TO:                  Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                                 New York, New York  10038

                                 Attention:  Paul W. Mourning, Esq.

          Any party by written notice to the others may change the address or the person to whom notices or copies thereof shall be directed.

   SECTION 11.05.  COUNTERPARTS.
                   ------------

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

   SECTION 11.06.  BINDING NATURE.
                   --------------

          This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each party hereto. No rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other parties, except that the rights and obligations of Purchaser hereunder shall be assignable by Purchaser to one or more Affiliates designated by Purchaser.

   SECTION 11.07.  WAIVERS OF BREACH.
                   -----------------

          No waiver, other than a waiver in writing, by any party hereto of the violation of, breach or a default under, any provision of this Agreement or any other agreements provided for herein by the other party hereto shall be construed as or constitute a continuing waiver of such provision or a waiver of any other violation of, breach of, or default under any provisions of this Agreement or any other agreements provided for herein.

   SECTION 11.08.  TERMINATION.
                   -----------

          (a) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the First Closing:

                (i) By mutual consent of Roberts and Purchaser;

                (ii) By Purchaser if any representation or warranty of Roberts of PHCG contained in Article V shall not be true and correct; or

               (iii) By Roberts if any representation or warranty of Purchaser or Parent contained in Article VI shall not be true and correct.

          (b) In the event of the termination of this Agreement pursuant to the provisions of this Section 11.08, this Agreement shall, except as otherwise specifically provided in this Agreement, become void and have no effect, without any obligations on the part of any party hereto, except that upon any such termination, Purchaser agrees to return to Roberts and PHCG, as the case may be, all records, contracts, leases, documents and other written information provided by Roberts and PHCG, as the case may be, to Purchaser in connection with the negotiation of this Agreement.

   SECTION 11.09.  EFFECT OF HEADINGS.
                   ------------------

          The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of this Agreement.

   SECTION 11.10.  GOVERNING LAW.
                   -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any action in law or in equity relating to this Agreement shall be brought in a federal or state court located in the State of New York.

          IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the day and year first written above.

                                 ROBERTS PHARMACEUTICAL
                                  CORPORATION


                                 By:  /s/ Anthony A. Rascio
                                      _____________________________
                                      Name:  Anthony A. Rascio
                                      Title:    Vice President


                                 PRONETICS HEALTH CARE GROUP, INC.,
                                  a New Jersey corporation


                                 By:  /s/ Anthony A. Rascio
                                      ______________________________
                                      Name:  Anthony A. Rascio
                                      Title:    Vice President


                                 PRONETICS HEALTH CARE GROUP, INC.,
                                  a New York corporation


                                 By:  /s/ Anthony A. Rascio
                                      ______________________________
                                      Name:  Anthony A. Rascio
                                      Title:    Vice President


                                 PHCG, INC.


                                 By:  /s/ Eli Feldman
                                      ______________________________
                                      Name:  Eli Feldman
                                      Title:    Vice President


                                 MJGC CORP.


                                 By:  /s/ Mark Goldstein
                                      ______________________________
                                      Name:  Mark Goldstein
                                      Title:   President

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